                                                                   EXHIBIT 10.12


                              INVESTMENT CONTRACT

         Agreement concerning the Establishment of a Silent Partnership between
            SEQUENOM Instruments GmbH, Stapelstr. 5B, 22529 Hamburg
         hereinafter referred to as : Young Technology Company ("YTC")
                                      and
                  Technologie-Beteiligung-Gesellschaft m.b.H.
             of Deutsche Ausgleichsbank, Wielandstr. 4, 53170 Bonn
                    - hereinafter: Silent Partner ("tbg") -


                                     (S) 1

                    Objectives of the Partnership, Partners

1. Within the scope of the pilot programme "Equity capital for young technology enterprises" carried out with the Federal Minister of Education, Science, Research and Technology (BMBF) and Deutsche Ausgleichsbank, tbg promotes young technology enterprises by making investments for the funding of investments and operating assets

     - for research and development work up to the manufacture and testing of prototypes (germination phase), and

     - for adaptation developments and the preparation of production, including the market introduction of innovative technological products, processes or services (buildup phase).

2.   a)   According to the Articles of Incorporation in their valid version dated Nov. 10, 1994, the YTC, which is registered under No. B 57315 in the Company Roll of the District Court of Hamburg, operates a commercial enterprise with the aim of:

     Development, production and marketing of devices for the sequencing of DNA, sale of sequencing information, and development of medical diagnostics and therapeutics.

     b) In accordance with this objective of the enterprise, the YTC is engaged in the new development and integration of DNA-related chemical, molecular-biology and physical processes for the production of a functional model of a patented, automated DNA sequencing instrument, specifically for the sequencing of the human genome.

3. tbg invests in the YTC in the legal form of a silent partnership with the intention of promoting the objectives described under Section 2(b) above.

                                     (S) 2

                               Capital Injection
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1.   For the exclusive use of promoting the innovative project described under
     (S) 1 Section 2(b), and based upon the information provided by the YTC in the Application for Investment dated Nov. 28, 1994, tbg makes an investment in the amount of DM 1,000,000.--, provided that the YTC can document an investment of DM 1,000,000 by SEQUENOM Inc., Boston, c/o TVM Techno Venture Management L.P., 101 Arch , Street, Boston MA 021 10, USA (referred to as Associated Company "AC" in the following), and that the AC has concluded a cooperation agreement with tbg.

     The AC will consult TVM Techno Venture Management Gesellschaft mbH & Co. KG, Leopoldstr. 28 A, 80802 Munich, regarding the management of the investment.

2. The injection by tbg shall be used for the co-financing of the investment and financing schedule described in the annex. The annex constitutes an integral part of this Investment Agreement.

     In the event that the project costs are reduced vis-a-vis those above stated, or if additional public funding is acquired retroactively, tbg is entitled to reduce its injection respectively in the proportion by which the investment volume is reduced. The amount by which the injection is reduced shall be returned to tbg at once.

3. The YTC is entitled to draw down the capital after the company becomes operational (cf. (S)3, Section 1), provided that its immediate designated utilisation and a proportional use of funds together with the other means of financing foreseen in Section 2 are guaranteed. The withdrawal must have appended a confirmation by the AC that the prerequisites for the withdrawal have been met.

4. This Agreement shall expire in the event that the capital is not drawn down, at least in part, latest by Sept. 31, 1995. [can that be an error in the contract?]

5. tbg is entitled to withhold a processing fee in the amount of I % of the total injection specified in this Agreement. Such fee will be withheld from the first partial withdrawal.

6. The YTC shall establish a separate desposit account for the injection by tbg. Withdrawals from this account by tbg are precluded.

                                     (S) 3

                   Beginning and Lifetime of the Partnership

1. The Silent Partnership shall commence as soon as both parties have signed this Contract.

2.   The Silent Partnership shall terminate on Dec. 31, 2005.

3. tbg's capital and any outstanding profit shares shall be due for payment to tbg upon termination of the Partnership.

4. In the event that the funds invested by the AC are repaid before Dec. 31, 2005, the investment made by tbg shall be repayable at the same time and to the same extent.

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                                     (S) 4

                                  Management

1. tbg shall have no control in the management of the YTC insofar as not stipulated otherwise in the following.

2.   The YTC shall obtain the approval of tbg in respect of:

     (a) any amendment to the Articles of Incorporation, in particular any modification of the purpose of the company, acceptance of new shareholders, or agreement of new investments;

     (b)  the appointment and dismissal of executive managers of the YTC;

     (c) the conclusion, amendment and termination of contracts governing the granting or acquisition of licences, patents, prototypes, samples, trademarks or know-how insofar as they relate to the innovation project promoted by tbg;

     (d)  the conclusion, amendment and termination of major sales contracts;

     (e)  the partial or entire relocation, leasing or sale of the operation;

     (f) the conclusion and termination of control and profit pooling contracts.

3. Approval in accordance with (S) 4, Section 2, shall be obtained directly from tbg.

     Insofar as tbg fails to give written notice of its refusal of approval within a period of 14 days after receipt of the notification advising it of the measure requiring approval, such approval shall be deemed as given.

                                     (S) 5

                             Reporting and Control

1. The YTC shall report to tbg semi-annually, by March 31 and September 30, respectively, the financial situation of the YTC and the status of the innovation project described in (S) 1, Section 2b, until such time when tbg waives such reports, because the AC exercises control of the YTC also on behalf of tbg. In addition, the YTC shall file with tbg brief monthly status reports in the form appended hereto.

2. Regardless whether the AC exercises control in the YTC also on behalf of tbg, the YTC shall notify tbg directly immediately of all measures exceeding the scope of the normal business transactions. In addition to the measures defined in (S) 4, Section 2, measures exceeding the scope of business transactions include specifically:

     (a)  Partial or complete stoppage of operations;

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     (b)  Abandonment or substantial modifications of the innovation project described in (S) 1, Section 2;

     (c) The entering into commitments, also for investments, in excess of DM 150,000.- or, insofar as such commitments arise from lease, rental, or leasehold contracts, in excess of DM 50,000.-- per month, and are not stated in the present business plan.

3. Furthermore, tbg is entitled to exercise its rights of control in accordance with (S) 716 of the German Civil Code. This shall apply also after termination of the Partnership to the extent required for the verification of the funds to be distributed.

     tbg is further entitled the review all the documentation of the YTC pertaining to the innovation project described in (S) 1, Section 2b. To exercise its rights of control, tbg is entitled to avail itself of the services of third parties.

4. The YTC concedes to BMBF and its designated representative the rights to presentation, information and inspection to the same extent as conceded to tbg. The YTC entitles tbg to forward for scientific evaluation of the model test described in (S) 1, Section 1, of this Agreement all data concerning its enterprise and the promoted innovation project to BMBF or an institute designated by BMBF. It agrees further, to disclose directly also to BMBF and an institute designated by BMBF all information required for the scientific evaluation of the model programme. In the event of the processing and/or publication of data concerning the programme it shall be ensured that the YTC incurs no damages.

5. Upon request, the YTC shall furnish tbg with all documentation deemed necessary by the Department of the AuditorGeneral for the purpose of audit.

                                     (S) 6

                                 Advisory Board

tbg may at any time request the establishment of an advisory board.

tbg shall participate in this board to an extent commensurate with the amount of its capital.

The advisory board shall advise the YTC concerning commercial and technical issues, in particular with regard to the project described in (S) 1, Section 2b. The board shall be entitled to the same rights to information and control as they are granted to tbg under this Agreement.

                                     (S) 7

                        Financial Year, Annual Accounts

1. The financial year of the Silent Partnership concurs with the financial year of the YTC. The financial year of the YTC shall end on 31 December of each year.

2. The YTC shall prepare its annual financial statements (balance sheet, profit and loss account, notes) in accordance with (S)(S) 238-289 of the Code of Commercial Law within

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

     six months after the end of the financial year and shall submit one signed original specimen together with the confirmation of a certified public accountant or auditor.

3. If admissible under the Code of Commercial Law, the annual financial statements shall comply with the regulations for profit calculation in accordance with the income tax law. In the event that values other than those given in the original financial statements are determined in accordance with tax regulations, or based upon a tax audit, these shall be valid also for the relationship between the YTC and tbg.

                                     (S) 8

                            Profit and Loss Sharing

1. tbg shall receive on its capital, irrespective of the YTC's annual earnings, a minimum return of 6 % p.a. This shall be payable retroactively every six months, on March 31 and September 30 of each year, the initial payment falling due on 30 June 1997.

2. In the event that the YTC's annual profits from the date of draw down of the deposit exceed DM 100,000.--, but for the first time in financial year 1997, tbg shall receive 9 % p.a. of such profits, but not more than 6 % of the actual capital injected.

     For such time as tbg holds more than one share in the YTC, however, it shall receive in addition to the respective minimum-compensation only 9 % in total for all investments, but not more than a maximum of 7 % of the total capital injected.

     This share in profits is payable within two weeks after approval of the financial statements ((S)7, Section 2) by the shareholders.

3. The calculations as per Section 2 shall be based on annual profits as per the financial statements prepared in accordance with (S) 7, Section 3, prior to the consideration of the profit share of tbg according to the preceding Section 2.

     a)  The following shall be added to the annual profits:

          - Taxes paid on profits insofar as they reduced annual profits shown;

          - If the YTC is a partnership, interest debited to the shareholders of the YTC not taken into account in arriving at the annual profits of the Partnership;

          - Extraordinary expenditure insofar as it is incurred from. business transacted prior to the beginning of the Silent Partnership;

          - Losses caused by the sale or destruction of property, plant and equipment insofar as the latter had already existed at the time of the beginning of the Partnership.

     b)   The following shall be deducted from the annual profits:

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          -    Funds from the release of tax-free reserves set up prior to the beginning of the Silent Partnership;

          - Compensation for services or interest credited to the YTC's shareholders, insofar as the YTC is a partnership, without having reduced the taxable profits of the Partnership;

          - Extraordinary revenues insofar as they relate to business transacted prior to the beginning of the Silent Partnership;

          - Revenues from the sale of property, plant and equipment insofar as such goods had already existed at the time of the beginning of the Partnership.

     c) In the year in which the deposit is drawn down, the annual profit for the calculation of the profit sharing in accordance with Section 2 shall be deemed to have occurred evenly throughout the year.

4. tbg shall be entitled to demand at the end of the lifetime of the investment a one-off remuneration of 25 % of the total of the investment, plus an additional 6 % of the investment for each year after the end of the fifth full year of the Partnership during which tbg was not given a share in the profits according to (S)8, Section 2.

     tbg shall exercise this right only in the event that it deems such remuneration justified in view of the overall financial situation of the YTC, especially in view of its profits achieved in the last three years prior to the termination of the investment and the hidden reserves accumulated during the lifetime of the investment.

5.   tbg shall not share in any losses of the YTC.

                                     (S) 9

                                     Taxes

The YTC shall be responsible for the payment of the legally prescribed withholding tax, plus the Solidarity levy, in respect of the remuneration for the capital provided, and shall withhold from the respective payments to tbg the withholding tax and the Solidarity levy and shall remit this directly to the relevant tax office. Following such remittance, the YTC shall furnish tbg with the respective certificates in accordance with (S) 45a, para. 2 of the Income Tax Law, using the blank forms provided by tbg.

                                     (S) 10

                         Sale and Acquisition of Shares

1. tbg is entitled to sell its investment either in part or entirely to the AC or a cooperation partner succeeding the AC.

                                       6
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     The cooperation partner is entitled to demand at the end of each financial year that the silent partnership holding which he took over from tbg be converted into a liable share in the company. The conditions for such conversion shall be agreed between the YTC and the AC.

2. tbg is furthermore entitled to take itself the share of another company participating in the YTC with which tbg has made a cooperation agreement, or demand its transfer to a third party to be nominated by tbg.

                                    (S) 11

                     Dissolution of the Silent Partnership

1. The Silent Partnership shall be dissolved in the event that the YTC is liquidated.

2. (S) 3, Section 3 and (S) 8, Section 4 shall be applicable also in this event.

                                     (S) 12

                                     Notice

1. The YTC is entitled to redeem the shares of tbg entirely or in part at 3 months' notice as per June 30 or December 31 of each year. Where such redemption is effected before the end of the fifth full year of the investment, the capital of tbg shall be paid back with a premium of 25 %. From the beginning of the sixth year of the investment, (S) 8, Section 4 shall apply. tbg may waive payment of the premium if the notice of redemption is given for the reason that the promoted innovation project is abandoned.

2. Furthermore, the Silent Partnership may be dissolved for important reason with immediate effect by either of the Partners with written notice. In the event that the capital has not yet been paid in either fully or in part, tbg shall be released from its commitment to make an injection with effect from the date of such notice.

     tbg has the right to give notice for important reasons, in particular in the event that

     a)   the YTC made false representations in the Investment Application;

     b) it becomes evident that the prerequisites upon which the investment was undertaken did not exist, or that the prerequisites for continuing the investment have are no longer fulfilled, in particular if the innovation project described in (S) 1, Section 2b, proves non-feasible or is abandoned by the YTC or is substantially modified. In the event that the innovation project described in (S) 1, Section 2, proves to be nonfeasible in technical or financial terms, tbg may waive repayment of the investment wholly or in part if by such waiver the YTC can continue its operations;

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

     c) any bill of exchange accepted by the YTC is disputed, the YTC stops payments, or the YTC instigates bankruptcy proceedings, or settlement proceedings are opened in court, or insolvency is declared in any other form;

     d) the senior specialist or specialists possessing the know-know at the time of the conclusion of the Investment Agreement is/are no longer full-time members of the management of the YTC;

     e) one of the measures defined in (S) 4, Section 2 is implemented without the prior consent of tbg, and such measure jeoparized the existence of the company or the implementation of the promoted innovation project.

                                    (S) 13

                                  Payments due

All payments due shall incur interest at the rate of 4 % p.a. from the effective date of default until the time of receipt by tbg.

                                    (S) 14

                              General Provisions

1. Amendments or supplements to this Agreement must be in writing. Any supplementary verbal agreements relating to this Agreement shall be invalid.

2. In the event that one provision of this Agreement becomes invalid, this shall not affect the validity of any other provision. The YTC and tbg undertake to replace invalidated provisions by legally valid clauses that reflect to the greatest possible extent the sense and purpose of the invalid provisions.

3. Bonn shall be the legal venue for all disputes that may arise from this Agreement or its execution.

Bonn, June 23, 1995                             Hamburg, May 18, 1995
Technologie-Beteiligungs-                       SEQUENOM
Gesellschaft mbH der                            Instruments GmbH
Dcutschcn Ausglcichsbank
(signed)  (signed)                              (signed: Helmut Schuhsler)
(Signatures illegible)

                          COST AND FINANCING SCHEDULE

                           for the Period 1995 - 1996

                                 Cost Schedule

-------------------------------------------------------------------------------------------------
             Investments                                 Operating Costs
Furnishings              200,000               Wages/Salaries           1,500,000 DM
DM                                             Supplies                 200,000 DM
Equipment              1,200,000               Sundry                   100,000 DM
-------------------------------------------------------------------------------------------------
DM
-------------------------------------------------------------------------------------------------
Total                  1,400,000               Total                    1,800,000 DM
DM
                             Expenditures Total:   3,200,000 DM
-------------------------------------------------------------------------------------------------

                                 Financing Plan


----------------------------------------------------------------------------------------------
             Investments                                 Operating Costs
-----------------------------------------------------------------------------------------------
Own resources                                    Own resources               50,000 DM
tbg                     500,000                  tbg                        500,000 DM
DM                                               Lead investor              500,000 DM
Lead investor           500,000                  Grants/subsidies           750,000 DM
DM
Grants/subsidies        400,000
DM
-------------------------------------------------------------------------------------------------
Total                 1,400,000                  Total                    l,800,000 DM
DM
          Financing Total                                   3,200,000 DM
-------------------------------------------------------------------------------------------------

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